                                    EXHIBIT B

                                  SCHEDULE 13D


ITEM 1.  SECURITY AND ISSUER

         Shares of Common Stock, par value $.01 per share, of Urban Shopping Centers, Inc., 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611.

ITEM 2.  IDENTITY AND BACKGROUND

         The persons listed in Numbers 1 through 11 below are persons filing this statement. The persons listed in Numbers 12 through 30 below are persons enumerated in Instruction C to this statement as general partners, executive officers, directors and/or controlling persons of persons filing this statement.

(f)      (a)      Name and Organization:  Center Partners, Ltd., an Illinois
                  limited partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Center Partners, Ltd. has not been convicted in a criminal proceeding during the last five years;
         (e)      Center Partners, Ltd. has not been subject to a judgment,
                  decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(g)      (a)      Name and Organization: Urban-Water Tower Associates, an
                  Illinois general partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Urban-Water Tower Associates has not been convicted in a
                  criminal proceeding during the last five years;
         (e)      Urban-Water Tower Associates has not been subject to a
                  judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(h)      (a)      Name and Organization: Water Tower Associates-I, L.P., an
                  Illinois limited partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Water Tower Associates-I, L.P. has not been convicted in a criminal proceeding during the last five years;
         (e)      Water Tower Associates-I, L.P. has not been subject to a
                  judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(i)      (a)      Name and Organization: Urban Investment & Development Co., an
                  Illinois general partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Urban Investment & Development Co. has not been convicted in a criminal proceeding during the last five years;
         (e)      Urban Investment & Development Co. has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(j)      (a)      Name and Organization: JMB/Miami Investors, L.P., a Delaware
                  limited partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;

         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d) JMB/Miami Investors, L.P. has not been convicted in a criminal proceeding during the last five years;
         (e) JMB/Miami Investors, L.P. has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(k)      (a)      Name and Organization: JMB Realty Corporation, a Delaware
                  corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      JMB Realty Corporation has not been convicted in a criminal proceeding during the last five years;
         (e)      JMB Realty Corporation has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(l)      (a)      Name: 1975 Judd D. Malkin Life Insurance Trust.

(m)      (a)      Name and Organization: Island Holidays, Ltd., a Hawaii
                  corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Island Holidays, Ltd. has not been convicted in a criminal proceeding during the last five years;
         (e)      Island Holidays, Ltd. has not been subject to a judgment,
                  decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(n)      (a)      Name and Organization: Celtic Funding Corporation, an Illinois
                  corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Celtic Funding Corporation has not been convicted in a
                  criminal proceeding during the last five years;
         (e)      Celtic Funding Corporation has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(o)      (a)      Name:  Neil G. Bluhm;
         (b)      Business Address:  900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment:  Director and President of JMB Realty
                  Corporation;
         (d)      Mr. Bluhm has not been convicted in a criminal proceeding
                  during the last five years;
         (e)      Mr. Bluhm has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or sate securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(p)      (a)      Name:  Judd D. Malkin;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Director and Chairman of JMB Realty
                  Corporation;
         (d)      Mr. Malkin has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Malkin has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(q)      (a)      Name and Organization: Urban Partners, L.P., an Illinois
                  limited partnership;

         (b) Principal Business: Real estate ownership, development management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d) Urban Partners, L.P. has not been convicted in a criminal proceeding during the last five years;
         (e) Urban Partners, L.P. has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.


(r)      (a)      Name and Organization: JMB/Miami Investors, Inc., a Delaware
                  limited partnership;
         (b)      Principal Business: Real estate ownership, development,
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      JMB/Miami Investors, Inc. has not been convicted in a criminal proceeding during the last five years;
         (e)      JMB/Miami Investors, Inc. has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(s)      (a)      Name and Organization:  Amfac, Inc., a Hawaii corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Amfac, Inc. has not been convicted in a criminal proceeding during the last five years;
         (e)      Amfac, Inc. has not been subject to a judgment, decree or
                  final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(t)      (a)      Name and Organization: JMB Holdings Corporation, a Delaware
                  corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      JMB Holdings Corporation has not been convicted in a criminal proceeding during the last five years;
         (e)      JMB Holdings Corporation has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(u)      (a)      Name and Organization: Wisconsin & Southern Leasing Co., a
                  Delaware corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Wisconsin & Southern Leasing Co. has not been convicted in a criminal proceeding during the last five years;
         (e)      Wisconsin & Southern Leasing Co. has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(v)      (a)      Name and Organization: Northbrook Corporation, a Delaware
                  corporation;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (d)      Northbrook Corporation has not been convicted in a criminal proceeding during the last five years;
         (e)      Northbrook Corporation has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.


(w)      (a)      Name and Organization: 900 Partners Investments, an Illinois
                  general partnership;
         (b)      Principal Business: Real estate ownership, development
                  management and leasing;
         (c)      Principal Office: 900 North Michigan Avenue, Chicago, IL
                  60611;

         (d) 900 Partners Investments has not been convicted in a criminal proceeding during the last five years;
         (e) 900 Partners Investments has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years.

(x)      (a)      Name:  H. Rigel Barber;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Chief Executive Officer and Executive
                  Vice President of JMB Realty Corporation;
         (d)      Mr. Barber has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Barber has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

(y)      (a)      Name:  Jerome J. Claeys, III;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Director of JMB Realty Corporation and
                  Chairman of JMB Institutional Realty Corporation; (d) Mr.
                  Claeys has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Claeys has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(z)      (a)      Name:  Glenn E. Emig;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Executive Vice President of JMB Realty
                  Corporation;
         (d)      Mr. Emig has not been convicted in a criminal proceeding
                  during the last five years;
         (e)      Mr. Emig has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(aa)     (a)      Name:  Burton E. Glazov;
         (b)      Business Address: 707 Skokie Blvd., Suite 400, Northbrook, IL
                  60062;
         (c)      Principal Employment: Director of JMB Realty Corporation;
         (d)      Mr. Glazov has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Glazov has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

(bb)     (a)      Name:  Richard A. Naille, II;
         (b)      Business Address: 5200 E. Cortland Blvd., Suite A-16,
                  Flagstaff, AZ 86004;
         (c)      Principal Employment:  President of Island Holidays, Ltd.;
         (d)      Mr. Naille has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Naille has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

(cc)     (a)      Name:  Stuart C. Nathan;

         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c) Principal Employment: Director and Executive Vice President of JMB Realty Corporation;
         (d) Mr. Nathan has not been convicted in a criminal proceeding during the last five years;
         (e) Mr. Nathan has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

(dd)     (a)      Name:  Gary A. Nickele;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Executive Vice President and General
                  Counsel of JMB Realty Corporation;
         (d)      Mr. Nickele has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Nickele has not been subject to a judgment, decree or
                  final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(ee)     (a)      Name:  Jeffrey Rosenthal;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Chief Financial Officer of JMB Realty
                  Corporation;
         (d)      Mr. Rosenthal has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Rosenthal has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

(ff)     (a)      Name:  A. Lee Sacks;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Director of JMB Realty Corporation and
                  President of JMB Insurance Agency, Inc.;
         (d)      Mr. Sacks has not been convicted in a criminal proceeding
                  during the last five years;
         (e)      Mr. Sacks has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(gg)     (a)      Name:  John G. Schreiber;
         (b)      Business Address:  1115 East Illinois Road, Lake Forest, IL
                  60045;
         (c)      Principal Employment: Director of JMB Realty Corporation and
                  President of Schreiber Investments, Inc.;
         (d)      Mr. Schreiber has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Schreiber has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship:  United States.

(hh)     (a)      Name:  Ira J. Shulman;
         (b)      Business Address: 900 North Michigan Avenue, Chicago, IL
                  60611;
         (c)      Principal Employment: Executive Vice President of JMB Realty
                  Corporation;
         (d)      Mr. Shulman has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Shulman has not been subject to a judgment, decree or
                  final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;

         (f)      Citizenship: United States.

(ii)     (a)      Name:  Roderick T. Wilson;
         (b)      Business Address: 700 Bishop Street, Honolulu, HI 96813;
         (c)      Principal Employment: Director and Vice President of Island
                  Holidays, Ltd.;
         (d)      Mr. Wilson has not been convicted in a criminal proceeding during the last five years;
         (e)      Mr. Wilson has not been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws during the last five years;
         (f)      Citizenship: United States.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

         The persons listed in Item 5 who directly own securities have contributed direct and indirect interests in retail shopping malls, undeveloped land parcels, retail property management contracts and a retail property management, development and leasing business as consideration for the Common Stock and Unit Voting Stock of Urban Shopping Centers, Inc. and Units of Urban Shopping Centers, L.P. that they hold as more specifically described below. Certain of the persons listed in Item 5 who directly own securities have received such securities as capital contributions or otherwise as more specifically described below.

(a)      Center Partners, Ltd. ("Center Partners")

         (a) On June 1, 1993, Center Partners contributed an interest in a land trust that owns New York Square to Urban Shopping Centers, Inc. in exchange for 74,074 shares of Common Stock.

         (b) On June 1, 1993, Center Partners contributed an interest in Sawmill Place Plaza Associates to Urban Shopping Centers, Inc. in exchange for 181,464 shares of Common Stock and 273,855 shares of Unit Voting Stock.

         (c) On June 1, 1993, Center Partners contributed seven retail property management contracts to the predecessor to Urban Shopping Centers, L.P. in exchange for 37,037 Units.

         (d) On October 14, 1993, Center Partners contributed an interest in Valencia Town Center Associates, L.P. to Urban Shopping Centers, Inc. in exchange for 182,610 shares of Common Stock.

         (e) On October 14, 1993, Center Partners contributed a $10 million subordinated note of JMB Retail Properties Co. to Urban Shopping Centers, Inc. in exchange for 365,221 shares of Common Stock.

         (f) On October 14, 1993, Center Partners contributed an interest in Brandon Town Center Associates in exchange for 300,181 shares of Common Stock.

         (g) On October 14, 1993, Center Partners transferred 4,137 shares of Unit Voting Stock to Henry T. Segerstrom with respect to an interest in Santa Ana Venture.

         (h) On October 14, 1993, Center Partners contributed an interest in Santa Ana Venture to Urban Shopping Centers, Inc. in exchange for 17,973 shares of Common Stock.

         (i) On October 14, 1993, Center Partners contributed an interest in Santa Ana Venture to Urban Shopping Centers, L.P. in exchange for 1,008,462 Units and received 393,547 Units with respect to an interest owned by Center Partners in the predecessor to Urban Shopping Centers, L.P., which predecessor owned an interest in Santa Ana Venture.

         (j) On October 14, 1993, Center Partners contributed an interest in Penn Square Mall Limited Partnership to Urban Shopping Centers, Inc. in exchange for 793 shares of Common Stock.

         (k) On October 14, 1993, Center Partners contributed an interest in Penn Square Mall Limited Partnership to Urban Shopping Centers, L.P. in exchange for 138,582 Units and received 530,227 Units with respect to an interest owned by Center Partners in the predecessor to Urban Shopping Centers, L.P., which predecessor owned an interest in Penn Square Mall Limited Partnership.

         (l) On October 14, 1993, Center Partners contributed an interest in CS Partners, Ltd. to Urban Shopping Centers, Inc. in exchange for 76 shares of Common Stock.

         (m) On October 14, 1993, Center Partners received 640,418 Units with respect to an interest owned by Center Partners in the predecessor to Urban Shopping Centers, L.P., which predecessor owned an interest in CS Partners, Ltd.

         (n) On October 14, 1993, Center Partners contributed an interest in Sawmill Place Plaza Limited Partnerships to Urban Shopping Centers, Inc. in exchange for 3,895 shares of Common Stock.

         (o) On October 14, 1993, Center Partners contributed an interest in JMB/Urban Properties Company to Urban Shopping Centers, L.P. in exchange for 708 Units.

         (p) On October 14, 1993, Center Partners transferred 2,223 and 1,052 shares of Unit Voting Stock to James L. Czech and Matthew S. Dominski, respectively, in exchange for interests in Center Partners.

         (q) On October 14, 1993, Center Partners transferred 53,352 and 23,501 Units to James L. Czech and Matthew S. Dominski, respectively, in exchange for interests in Center Partners.

         (r) On October 14, 1993, Center Partners distributed 138,424 and 16,681 shares of Unit Voting Stock to JMB Realty Corporation, which then contributed such shares to Urban Investment & Development Co. and Miami Associates, respectively, as contributions to capital.

         (s) On October 14, 1993, Center Partners distributed 18 Units to JMB Realty Corporation which then contributed such Units to Urban Investment & Development Co. as a contribution to capital.

         (t) On October 14, 1993, Center Partners received 11 Units from JMB Realty Corporation as a contribution to capital.

(b)      Urban-Water Tower Associates ("U-WTA")

         (a) On October 14, 1993, U-WTA contributed an interest in Water Tower Joint Venture to Urban Shopping Centers, L.P. in exchange for 2,178,233 Units.

         (b) On October 14, 1993, U-WTA received 90,712 shares of Unit Voting Stock from Urban Investment & Development Co. as a contribution to capital.

         (c) On October 14, 1993, U-WTA received 12 Units from Urban Investment & Development Co. as a contribution to capital.

         (d) On October 14, 1993, U-WTA transferred 1,157 Units to Matthew S. Dominski in exchange for an interest in U-WTA.

         (c)      Urban Investment & Development Co. ("UIDC")

         (a) On October 14, 1993, UIDC contributed an interest in Oakbrook Urban Venture to Urban Shopping Centers, Inc. in exchange for 286,839 shares of Common Stock.

         (b) On October 14, 1993, UIDC contributed an interest in Oakbrook Urban Venture to Urban Shopping Centers, L.P. in exchange for 1,145,082 Units.

         (c) On October 14, 1993, UIDC received 138,424 shares of Unit Voting Stock from JMB Realty Corporation as a contribution to capital.

         (d) On October 14, 1993, UIDC received 18 Units from JMB Realty Corporation as a contribution to capital.

         (e) On October 14, 1993, UIDC contributed 90,712 shares of Unit Voting Stock to Urban-Water Tower Associates as a contribution to capital.

         (f) On October 14, 1993, UIDC contributed 12 Units to Urban-Water Tower Associates as a contribution to capital.

(d)      JMB/Miami Investors, L.P. ("JMB/Miami")

         (a) On October 14, 1993, JMB/Miami contributed an interest in JMB/Miami International Associates to Urban Shopping Centers, L.P. in exchange for 400,945 Units.

         (b) On October 14, 1993, JMB/Miami received 16,681 shares of Unit Voting Stock from Miami Associates as a contribution to capital.

         (c) On October 14, 1993, JMB/Miami distributed 11 Units to JMB Realty Corporation which then contributed such Units to Center Partners.

         (d) On October 14, 1993, JMB/Miami transferred 590 Units to Matthew S. Dominski in exchange for an interest in JMB/Miami.

(e)      Island Holidays, Ltd. ("Island Holidays")

         (a) On October 14, 1993, Island Holidays contributed an interest in Oakbrook Urban Venture to Urban Shopping Centers, Inc. in exchange for 154,350 shares of Common Stock.

         (b) On October 14, 1993, Island Holidays distributed 51,852 shares of Common Stock to Amfac, Inc. which then transferred such shares to Matthew S. Dominski in exchange for an interest in Amfac, Inc.

(f)      Celtic Funding Corporation ("Celtic Funding")

                  On October 14, 1993, Celtic Funding contributed an interest in Oakbrook Urban Venture to Urban Shopping Centers, Inc. in exchange for 3,150 shares of Common Stock.

7.       Other

                  On October 14, 1993, Messrs. H. Rigel Barber, Jerome J. Claeys, III, Glenn E. Emig, Gary A. Nickele and Ira L. Shulman acquired 5000, 5000, 1000, 5000 and 4000 shares of Common Stock, respectively, from various brokers for $23.50 per share out of their respective personal savings.

ITEM 4.  PURPOSE OF TRANSACTION

         The persons filing this statement who directly own securities are acquiring securities of Urban Shopping Centers, Inc. and Urban Shopping Centers, L.P. primarily for investment and have formed these entities primarily to reduce the leverage on the properties contributed to such entities and to provide enhanced access to capital markets for the retail shopping mall business contributed to such entities, as is described in greater detail under the caption "FORMATION OF THE COMPANY - Reasons for the Formation of the Company" in the Prospectus forming a part of the Form S-11 Registration Statement (File No. 33-64488) of Urban Shopping Centers, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). Such description is hereby incorporated by reference. None of such persons currently has any plans or proposals which relate to or would result in:

         (a) The acquisition of additional securities of such entities or the disposition of securities of such entities except for exchanges of Units of Urban Shopping Centers, L.P. and shares of Unit Voting Stock of Urban Shopping Centers, Inc. for shares of Common Stock of Urban Shopping Centers, Inc., as is described under the caption "CAPITAL STOCK OF THE COMPANY - Exchange of Units and Unit Voting Stock into Common Stock" in the Registration Statement (which description is hereby incorporated by reference);

         (b) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Urban Shopping Centers, Inc. or any of its subsidiaries;

         (c) A sale or transfer of a material amount of assets of Urban Shopping Centers, Inc. or any of its subsidiaries, except for the in-kind dividend of certain land parcels held by JMB Retail Properties Co., of which Urban Shopping Centers, L.P. owns all of the outstanding preferred stock, to JMB Properties Company, an affiliate of JMB Realty Corporation, or the acquisition of such land parcels by Urban Shopping Centers, Inc. or Urban Shopping Centers, L.P., as is described in greater detail under the caption "OPERATING SUBSIDIARIES OF THE COMPANY - Management Company" in the Registration Statement (which description is hereby incorporated by reference), all pursuant to Section 2 of the Omnibus Agreement of JMB Retail Properties Co., a copy of which is incorporated by reference and is filed as Exhibit B to this schedule;

         (d) Any change in the present board of directors or management of Urban Shopping Centers, Inc., including any plans or proposals to change the number of terms of directors or to fill existing vacancies on the board, except the election of Ms. Susan Getzendanner and Messrs. James B. Digney, Phillip B. Rooney and Henry T. Segerstrom as directors of Urban Shopping Centers, Inc. to fill vacancies in the Board, as is described under the caption "MANAGEMENT Directors and Executive Officers" in the Registration Statement (which description is hereby incorporated by reference);

         (e) Any material change in the present capitalization or dividend policy of Urban Shopping Centers, Inc., which policies are described under the captions "CAPITALIZATION" and "DISTRIBUTIONS," respectively, in the Registration Statement (which descriptions are hereby incorporated by reference);

         (f) Any other material change in Urban Shopping Centers, Inc.'s business or corporate structure;

         (g) Changes in Urban Shopping Centers, Inc.'s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the issuer by any person, except for the share ownership limits contained in Article SEVENTH of Urban Shopping Centers Inc.'s Fourth Amended and Restated Articles of Incorporation, a copy of which is incorporated by reference and is filed as Exhibit C to this schedule, as is described in greater detail under the caption "CAPITAL STOCK OF THE COMPANY - Restrictions on Transfer - Ownership Limits" in the Registration Statement (which description is hereby incorporated by reference);

         (h) Causing Urban Shopping Centers, Inc.'s Common Stock to be delisted from the New York Stock Exchange or the Chicago Stock Exchange;

         (i) Urban Shopping Centers, Inc.'s Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or

         (j) Any action similar to any of those enumerated above.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER

         (a) The following table sets forth the beneficial ownership of each person named in Item 2. The number of shares of Common Stock beneficially owned in total represents the number of shares of Common Stock the person beneficially owns in addition to the number of shares of Common Stock into which Units or shares of Unit Voting Stock beneficially owned by the person are exchangeable. The number of shares of Common Stock beneficially owned through rights to acquire represents the number of shares of Common Stock into which Units or shares of Unit Voting Stock beneficially owned by the person are exchangeable. The percentage of shares owned assumes, with respect to each person, that all shares of Unit Voting Stock and Units beneficially owned by the person are exchanged for shares of Common Stock and that none of the shares of Unit Voting Stock nor Units held by other persons are exchanged for shares of Common Stock. The 1975 Judd D. Malkin Life Insurance Trust and Messrs. Neil G. Bluhm and Judd
D. Malkin disclaim beneficial ownership of any securities of Urban Shopping Centers, Inc. or Urban Shopping Centers, L.P.



                                                                                                Shares of
                                                                             Shares of          Common Stock
                                                                             Common Stock       Beneficially
                                                                             Beneficially       Owned (Rights
Person   Owned (Total)                                                        To Acquire)       All Shares      Percent of
------   -------------                                                        -----------       ----------      ----------
Center Partners, Ltd.                                                           3,909,746       2,783,459          25.3
Urban-Water Tower Associates                                                    2,267,800       2,267,800          15.2
Water Tower Associates-I, L.P.                                                  2,267,800       2,267,800          15.2
Urban Investment & Development Co.                                              3,747,439       3,460,600          23.2
JMB/Miami Investors, L.P.                                                         417,025         417,025           3.2
JMB Realty Corporation                                                          8,074,210       6,661,084          41.7
1975 Judd D. Malkin Life Insurance Trust                                        8,074,210       6,661,084          41.7
Island Holidays Ltd.                                                              105,648               0           0.8
Celtic Funding Corporation                                                          3,150               0             *
Neil G. Bluhm                                                                   8,179,858       6,661,084          42.3
Judd D. Malkin                                                                    105,648               0           0.8
Urban Partners, L.P.                                                                    0               0             0
JMB/Miami Investors, Inc.                                                         417,025         417,025           3.2
JMB Holdings Corporation                                                          417,025         417,025           3.2
Amfac, Inc.                                                                       105,648               0           0.8
Wisconsin & Southern Leasing Co.                                                  105,648               0           0.8
Northbrook Corporation                                                            105,648               0           0.8
900 Partners Investments                                                          105,648               0           0.8
H. Rigel Barber                                                                     5,000               0             *
Jerome J. Claeys, III                                                               5,000               0             *
Glenn E. Emig                                                                       1,000               0             *
Burton E. Glazov                                                                        0               0             0
Richard A. Naille, II                                                                   0               0             0
Stuart C. Nathan                                                                        0               0             0
Gary A. Nickele                                                                     5,000               0             *
Jeffrey Rosenthal                                                                       0               0             0
A. Lee Sacks                                                                            0               0             0
John G. Schreiber                                                                       0               0             0
Ira L. Shulman                                                                      4,000               0             *
Roderick T. Wilson                                                                      0               0             0


*  less than 0.1%

         (b) The following table indicates, for each person listed in the above table, the number of shares of Common Stock beneficially owned as to which there is sole power to vote or to direct the vote, shared power to vote or to direct the vote, sole power to dispose or to direct the disposition, or shared power to vote or to direct the disposition. The paragraphs following the table further explain the information in the table.




                                                         Sole              Shared          Sole
                                                        Voting            Voting        Dispositive     Shared
Person      Power                                        Power             Power          Power        Dispositive
------      -----                                      ---------        ---------       -----------    -----------


Center Partners, Ltd.                                   3,909,746               0       3,909,746               0
Urban-Water Tower Associates                            2,267,800               0       2,267,800               0
Water Tower Associates-I, L.P.                                  0       2,267,800               0       2,267,800
Urban Investment & Development Co.                      1,479,639       2,267,800       1,479,639       2,267,800
JMB/Miami Investors, L.P.                                 417,025               0         417,025               0
JMB Realty Corporation                                  8,074,210               0       8,074,210               0
1975 Judd D. Malkin Life Insurance Trust                        0       8,074,210               0       8,074,210
Island Holidays Ltd.                                      105,648               0         105,648               0
Celtic Funding Corporation                                  3,150               0           3,150               0
Neil G. Bluhm                                                   0       8,179,858               0       8,179,858
Judd D. Malkin                                                  0         105,648               0         105,648
Urban Partners, L.P.                                            0               0               0               0
JMB/Miami Investors, Inc.                                 417,025               0         417,025               0
JMB Holdings Corporation                                  417,025               0         417,025               0
Amfac, Inc.                                               105,648               0         105,648               0
Wisconsin & Southern Leasing Co.                          105,648               0         105,648               0
Northbrook Corporation                                    105,648               0         105,648               0
900 Partners Investments                                  105,648               0         105,648               0
H. Rigel Barber                                             5,000               0           5,000               0
Jerome J. Claeys                                            5,000               0           5,000               0
Glenn E. Emig                                               1,000               0           1,000               0
Burton E. Glazov                                                0               0               0               0
Richard A. Naille, II                                           0               0               0               0
Stuart C. Nathan                                                0               0               0               0
Gary A. Nickele                                             5,000               0           5,000               0
Jeffrey Rosenthal                                               0               0               0               0
A. Lee Sacks                                                    0               0               0               0
John G. Schreiber                                               0               0               0               0
Ira L. Shulman                                              1,000               0           1,000               0
Roderick T. Wilson                                              0               0               0               0

e>


         Center Partners, Ltd. owns 1,126,287 shares of Common Stock, 111,338 shares of Unit Voting Stock and 2,672,121 Units. Center Partners, Ltd. is a limited partnership, the sole general partner of which is JMB Realty Corporation.

         Urban-Water Tower Associates owns 90,712 shares of Unit Voting Stock and 2,177,088 Units. Urban-Water Tower Associates is a general partnership, the general partners of which are Urban Investment & Development Co. and Water Tower Associates-I, L.P. JMB Realty Corporation is the managing general partner of Urban Investment & Development Co. and the sole general partner of Water Tower Associates-I, L.P.

         In addition to the shares of Unit Voting Stock and Units owned by Urban-Water Tower Associates that Urban Investment & Development Co. beneficially owns, Urban Investment & Development Co. directly owns 286,839 shares of Common Stock, 47,712 shares of Unit Voting Stock and 1,145,088 Units. Urban Investment & Development

Co. is a general partnership, the managing general partner of which is JMB Realty Corporation and the non-managing general partner of which is Urban Partners, L.P.

         JMB/Miami Investors, L.P. owns 16,681 shares of Unit Voting Stock and 400,344 Units. JMB/Miami Investors, Inc. is the sole general partner of JMB/Miami Investors, L.P. JMB Realty Corporation is the majority stockholder of JMB Holdings Corporation, which is the sole stockholder of JMB/Miami Investors, Inc.

         The 1975 Judd D. Malkin Life Insurance Trust, the co-trustees of which are Cary J. Malkin, Stephen J. Malkin, Barry A. Malkin, H. Rigel Barber and Neil
G. Bluhm, may be deemed to beneficially own and share voting and dispositive power with respect to the 8,074,210 shares of Common Stock beneficially owned by JMB Realty Corporation. The 1975 Judd D. Malkin Life Insurance Trust is a significant stockholder of JMB Realty Corporation. The 1975 Judd D. Malkin Life Insurance Trust disclaims beneficial ownership of the shares of Common Stock beneficially owned by JMB Realty Corporation.

         Mr. Bluhm may be deemed to beneficially own and to share voting and dispositive power with respect to the 8,074,210 shares of Common Stock beneficially owned by JMB Realty Corporation. Mr. Bluhm is a significant stockholder of JMB Realty Corporation and is a co-trustee of certain trusts for the benefit of the family of Mr. Malkin, which trusts are significant stockholders of JMB Realty Corporation. Mr. Bluhm disclaims beneficial ownership of the shares of Common Stock beneficially owned by JMB Realty Corporation.

         Messrs. Bluhm and Malkin may be deemed to beneficially own and to share voting and dispositive power with respect to the 102,498 and 3,150 shares of Common Stock owned by Island Holidays, Ltd. and Celtic Funding Corporation. Messrs. Bluhm and Malkin are co-managing partners of 900 Partners Investments, which is the majority stockholder of Northbrook Corporation, which is the majority stockholder of Wisconsin & Southern Leasing Co., which is the sole stockholder of Amfac, Inc., which is the sole stockholder of Island Holidays, Ltd., which is the sole stockholder of Celtic Funding Corporation. Messrs. Bluhm and Malkin each disclaim beneficial ownership of the shares of Common Stock owned by Island Holidays, Ltd. and Celtic Funding Corporation.

         (c) The transactions by which the persons named above acquired the shares of Common Stock and Unit Voting Stock of Urban Shopping Centers, Inc. and Units of Urban Shopping Center, L.P., as described in Item 3, all were effected during the past sixty days except the transactions listed in paragraph 1(a), (b) and (c) of Item 3. No appraisals or valuations were obtained for such transactions, as is described in greater detail under the caption "FORMATION OF THE COMPANY - Determination and Valuation of Ownership Interests" in the Registration Statement (which description is hereby incorporated by reference).

         (d) No other person has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock, Unit Voting Stock or Units owned by the persons listed in the above tables.

         (e) No person named above has ceased to be a 5% beneficial owner of the Common Stock of Urban Shopping Centers, Inc.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

         The persons filing this statement who directly own shares of Common Stock and Unit Voting Stock of Urban Shopping Centers, Inc. and Units of Urban Shopping Centers, L.P. have entered into a Registration Rights and Lock-up Agreement with Urban Shopping Centers, Inc. and certain other parties, pursuant to Section 2 of which such persons are prohibited from transferring their shares of Common Stock (or shares of Common Stock obtained by exchanging shares of Unit Voting Stock and Units) for 12 months from the date of the agreement and may transfer such shares only in limited amounts during the 24 month period thereafter, as is described in greater detail under the caption "CAPITAL STOCK OF THE COMPANY - Restrictions on Transfer - Restriction on Sale of Shares Received in Formation of the Company" in the Registration Statement (which description is hereby incorporated by reference). A copy of the Registration Rights and Lock-up Agreement is incorporated by reference and filed as Exhibit D to this schedule.

         The persons filing this statement who directly own shares of Common Stock and Unit Voting Stock of Urban Shopping Centers, Inc. and Units of Urban Shopping Centers, L.P. have entered into a Stockholders Agreement with Urban Shopping Centers, Inc., pursuant to Section 2 of which such persons have the right to vote their shares of Unit Voting Stock for directors comprising one less than a majority of Urban Shopping Centers Inc.'s Board of Directors, and such persons have agreed to vote their shares of Unit Voting Stock in elections of remaining directors of Urban Shopping Centers, Inc. in the same proportions as the holders of Urban Shopping Centers, Inc.'s Common Stock vote their shares, as is described under the caption "MANAGEMENT - Directors and Executive Officers" in the Registration Statement (which description is hereby incorporated by reference). A copy of the Stockholders Agreement is incorporated by reference and filed as Exhibit E to this schedule.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS

         The following are filed as exhibits: a written agreement relating to the filing of the joint acquisition statement, a copy of the Omnibus Agreement of JMB Retail Properties Co., a copy of Urban Shopping Centers, Inc.'s Fourth Amended and Restated Articles of Incorporation, a copy of the Registration Rights and Lock-up Agreement between Urban Shopping Centers, Inc. and certain investors, and a copy of the Stockholders Agreement of Urban Shopping Centers, Inc.